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                                                                   EXHIBIT 99.11

                                    CONSENT

     We hereby consent to the use of our opinion letter dated June 18, 2000 to the Board of Directors of Medical Manager Corporation ("Medical Manager") included as Annex D to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Medical Manager, Careinsite, Inc. ("Careinsite") with and into Healtheon/WebMD Corporation ("Healtheon/WebMD") and to the references to such opinion in such Proxy Statement/Prospectus under the captions "SUMMARY OF THE PROXY STATEMENT/PROSPECTUS -- Opinions of financial advisors -- Medical Manager" and "THE MERGERS -- Opinions of Medical Manager's financial advisors -- Opinion of Merrill Lynch". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                INCORPORATED

                                   By: /s/ Merrill Lynch, Pierce, Fenner & Smith
                                       -----------------------------------------

June 19, 2000